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                                                                    EXHIBIT 2.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             BEST BUY CAPITAL, L.P.


     This Certificate of Limited Partnership of Best Buy Capital, L.P. (the "Partnership") is being executed and filed by the undersigned General Partner (the "General Partner") to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101 et seq.).

                                   ARTICLE ONE

     The name of the limited partnership formed hereby is Best Buy Capital, L.P.

                                   ARTICLE TWO

     The address of the registered office of the Partnership in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process of the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                  ARTICLE THREE

     The name and business address of the General Partner of the Partnership are as follows:

     NAME                                         BUSINESS ADDRESS
     ----                                         ----------------

Best Buy Co., Inc.                                7075 Flying Cloud Drive
                                                  Eden Prairie, MN  55344

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 22nd day of September, 1994.

                                             GENERAL PARTNER:

                                             BEST BUY CO., INC.


                                             By:  /s/ Robert C. Fox
                                                  -----------------------------
                                                  Name:     Robert C. Fox
                                                  Title:    Senior Vice
                                                            President - Finance
                                                            and Treasurer